UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE

Re: Your investment in Hartford Funds

Dear Valued Shareholder,

Hartford Funds has engaged Broadridge Financial Solutions to assist with an important matter related to your investment.

We kindly request you contact us as soon as possible. You can reach us by calling (855) 496-3019 Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time, or Saturday between the hours of 10:00 a.m. to 5:00 p.m. Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you.

Greg Frost Proxy Voicemail Script

“Hi, this is Greg Frost, President and Chief Executive Officer of Hartford Funds. I’m calling with an important message regarding the upcoming shareholder meeting on November 5th, 2026.

Shareholders are being asked to vote on proposals related to the acquisition of Hartford Funds by Wellington Management. The funds’ board has unanimously recommended that shareholders vote in favor.

Please call (855) 496-3017 to vote with one of our proxy specialists. You can also vote on-line or by mail by following the instructions on the proxy card previously sent to you.

The meeting is quickly approaching, and your vote is important. Thank you for your time and thank you for investing with Hartford Funds.”